UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 11, 2011

Burlington Coat Factory Investments Holdings, Inc.

(Exact Name of Registrant As Specified In Charter)

Delaware	333-137917	20-4663833
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1830 Route 130 North

Burlington, New Jersey 08016

(Address of Principal Executive Offices, including Zip Code)

(609) 387-7800

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On February 11, 2011, Burlington Coat Factory Warehouse Corporation filed a Current Report on Form 8-K (the “Prior 8-K”) relating to Regulation FD disclosure. This amendment on Form 8-K/A to the Prior 8-K is being filed to correct two clerical errors relating to the dates in the last paragraph of the Regulation FD disclosure under Item 7.01.

Item 7.01	Regulation FD Disclosure.

The information contained in this report is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of, or otherwise regarded as filed under, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or in the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

The senior management of Burlington Coat Factory Warehouse Corporation (the “Company”) does not as a matter of course make public projections as to future performance or earnings and is especially wary of making projections for extended periods due to the unpredictability of the underlying assumptions and estimates. However, certain financial projections prepared by senior management in connection with the refinancing (the “Refinancing”) of its existing term loan facility were made available to the lenders (the “Lenders”) under the existing term loan facility. The Company has included below the projected financial information to provide access to certain non-public information considered by such persons for purposes of considering and evaluating the Refinancing. The inclusion of this information should not be regarded as an indication that the Company’s management, the Company’s board of directors, the Lenders or any other recipient of this information considered, or now considers, it to be a reliable prediction of future results.

The financial projections reflect numerous estimates and assumptions with respect to industry performance, general business, economic, regulatory, market and financial conditions, as well as matters specific to the Company’s business, all of which are difficult to predict and many of which are beyond the Company’s control. As a result, there can be no assurance that the projected results will be realized or that actual results will not be significantly higher or lower than projected. The financial projections included below were prepared by, and are the responsibility of, the Company’s management. Neither the Company’s independent registered public accounting firm, nor any other independent accountants, have compiled, examined or performed any procedures with respect to the prospective financial information contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, the prospective financial information. The financial projections do not take into account any circumstances or events occurring after the date they were prepared.

The inclusion of financial projections in this Form 8-K should not be regarded as an indication that such projections will be an accurate prediction of future events, and they should not be relied on as such. Except as required by applicable securities laws, the Company does not intend to update, or otherwise revise the financial projections to reflect circumstances existing after the date when made or to reflect the occurrence of future events, even in the event that any or all of the assumptions are shown to be in error. See “Disclosure Regarding Forward-Looking Statements.”

Preliminary Earnings Data

On February 3, 2011, we announced that net sales for the fourth quarter ended January 29, 2011 were $1.188 billion compared with $1.120 billion for the comparative period ended January 30, 2010, a 6.1% increase. Comparative store sales increased 1.2% for the quarter. Net sales for the twelve months ended January 29, 2011 were $3.670 billion compared with $3.523 billion for the comparative twelve month period ended January 30, 2010, a 4.2% increase. These results reflect a 0.2% comparative store sales decrease for the period.

Although we are currently in the process of preparing our financial statements for the fourth quarter and full fiscal year ended January 29, 2011, based on preliminary data, we estimate that Adjusted EBITDA for the fourth quarter will be in the range of $174 million to $184 million. This represents an expected increase of 5.1% to 11.1% compared to the actual Adjusted EBITDA reported in fourth quarter 2009 of $166 million.

The estimated range for fourth quarter performance implies Adjusted EBITDA for the full fiscal year will be in range of $324 million to $334 million. This represents an expected increase of 5.6% to 8.9% compared to the actual Adjusted EBITDA for the comparative twelve month period ending January 30, 2010 of $307 million.

Comparative store sales increased 3.3% and 0.3% for the quarters ended May 1, 2010 and July 31, 2010, respectively, on a year-over-year basis. As a result of the higher growth of comparative store sales during the quarter ended May 1, 2010 as compared to the quarter ended July 31, 2010, there is a risk that the timing of comparative store sales within the first half of Fiscal 2011 may lead to less favorable comparisons of our first quarter results and more favorable comparisons of our second quarter results, in each case on a year-over-year basis.

Disclosure Regarding Forward-Looking Statements:

Some of the statements in this report may constitute “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These statements are not historical facts but rather are based on the Company’s current expectations, estimates and projections regarding the Company’s business, operations and other factors relating thereto. Words such as “may,” “will,” “could,” “would,” “should,” “anticipate,” “predict,” “potential,” “continue,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates” and similar expressions are used to identify these forward-looking statements. These statements are only predictions and as such are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. For a discussion of these risks, uncertainties and assumptions, any of which could cause our actual results to differ from those contained in the forward-looking statement, see the section of the Company’s Transition Report on Form 10-K/T for the period from May 31, 2009 through January 30, 2010, entitled “Risk Factors” and discussions of potential risks and uncertainties in the Company’s subsequent filings with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BURLINGTON COAT FACTORY INVESTMENTS HOLDINGS, INC.

/s/ Robert L. LaPenta, Jr.
Robert L. LaPenta, Jr. Vice President and Treasurer

Date: February 11, 2011